As filed with the Securities and Exchange Commission on April 4, 1997.

                                                    Registration No. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                _______________

                         WATSON PHARMACEUTICALS, INC.
       -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Nevada                              95-3872914
      ------------------------------------------------------------------
       (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)                  Identification No.)

       311 Bonnie Circle, Corona, CA                             91720
     --------------------------------------------------------------------
    (Address of Principal Executive Offices)                    (Zip Code)

(1) Oclassen Pharmaceuticals, Inc. 1992 Stock Option Plan, as amended ("1992 Plan")

(2) Oclassen Pharmaceuticals, Inc. 1992 Director Option Plan, as amended ("1992 Director Plan")

(3) Oclassen Pharmaceuticals, Inc. Nonstatutory Stock Option Agreement granting an option outside of the 1992 Plan and the 1992 Director Plan

     _________________________________________________________________
                           (Full title of the plans)

                          Allen Chao, Ph.D.
                          Chairman and Chief Executive Officer
                          Watson Pharmaceuticals, Inc.
                          311 Bonnie Circle

                              Corona, CA 91720
        -----------------------------------------------------------------
                    (Name and address of agent for service)

                Telephone number, including area code, of agent
                          for service:  (909) 270-1400

                                    Copy to:

                               Michel J. Feldman
                               D'Ancona & Pflaum
                      30 North LaSalle Street, Suite 2900
                               Chicago, IL 60602
                           Telephone:  (312) 580-2000



                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
Title of Securities                           Proposed Maximum            Proposed                       Amount of
to be                   Amount to be          Offering Price              Maximum Aggregate              Registration
Registered              Registered(1)         per Share                   Offering Price(3)              Fee(4)
-------------------     -------------         ----------------            -----------------              ------------
Common Stock             479,057               See Note(2)                $4,099,364.15                   $1,242.23
($0.0033
par value
per share)

Common Stock              46,529                                          $  377,350.19                   $  114.35
($0.0033
par value
per share)

Common Stock               7,395                                          $   59,973.45                   $   18.17
($0.0033
par value
per share)
                                                                                                        -----------
                                                                        Total Registration Fee:           $1,374.75

-------------------------------------------------------------------------------------------------------------------





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
         (1) Represents the maximum number of shares which could be purchased upon exercise of all options now outstanding under the 1992 Plan and the 1992 Director Plan described above (collectively, the "Plans") and all other options outside of the Plans.

         (2) Exercise prices per share for outstanding options range from $8.11 to $27.04 per share.

         (3) Represents aggregate exercise prices of outstanding options under the Plans.

         (4)     Computed pursuant to Rule 457(h)(1).



                                EXPLANATORY NOTE

         Oclassen Pharmaceuticals, Inc. became a wholly owned subsidiary of the registrant on February 27, 1997 pursuant to an Agreement and Plan of Merger dated September 25, 1996, as amended.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

         (a) The registrant's annual report on Form 10-K for the fiscal year ended December 31, 1996, as amended.

         (b) The registrant's current reports on Form 8-K (i) dated September 25, 1996 and filed October 3, 1996, (ii) dated December 24, 1996





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
                 and filed January 9, 1997, and (iii) dated February 27, 1997 and filed March 14, 1997.

         (c) The description of the registrant's Common Stock contained in the registration statement on Form 8-A dated April 3, 1992, filed under Section 12 of the Securities Exchange Act of 1934, File No. 0-20045, together with any amendment or report filed for the purpose of updating such description.


Item 4.  Description of Securities.

         Not applicable.





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
Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock offered hereby will be passed upon by D'Ancona & Pflaum, Chicago, Illinois. Mr. Michel J. Feldman, a Director and Secretary of the registrant and a partner of D'Ancona & Pflaum, beneficially owns 24,750 shares of the registrant's Common Stock. Other members of D'Ancona & Pflaum beneficially own additional shares of the registrant's Common Stock, which ownership is not material in the aggregate.

Item 6.  Indemnification of Directors and Officers.

         Section 78.751 of the Nevada Revised Statutes authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The registrant has provided for indemnification to the fullest extent permitted by the provisions of the Nevada Revised Statutes in its Articles of Incorporation and Bylaws.

         The registrant maintains a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, provides coverage of $20,000,000 in the aggregate (subject to a $250,000 retention per loss) arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses the registrant for amounts which lawfully indemnifies the registrant or as required or permitted by law to indemnify its directors and officers.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.


         Exhibit No.                    Description
         -----------                    -----------

            4.1 Registrant's Articles of Incorporation, as amended, filed as Exhibit 3.1 to registrant's Registration Statement on Form S-1, File No. 33-46229, and hereby incorporated by reference.





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
            4.2                         By-Laws of the registrant, as
                                        amended, filed as Exhibit 3.2 to
                                        registrant's Registration Statement on
                                        Form S-1, File No. 33-46229, and hereby
                                        incorporated by reference.

            5.1                         Opinion of D'Ancona & Pflaum.

           23.1                         Consent of Price Waterhouse LLP.

           23.2                         Consent of Coopers & Lybrand L.L.P.

           23.3                         Consent of Deloitte & Touche LLP.

           23.4                         Consent of D'Ancona & Pflaum
                                        (contained in Exhibit 5.1).

           24.1 Power of Attorney (included in Signature section of this registration statement).

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the





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
                          aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the





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
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on this 3rd day of April, 1997.

                                     WATSON PHARMACEUTICALS, INC.
                                     (Registrant)

                                     By:    /s/ Allen Chao, Ph.D.
                                        -------------------------------
                                        Allen Chao, Ph.D.
                                        Chairman and Chief Executive Officer

         Each person whose signature appears below appoints Allen Chao, Ph.D., Melvin Sharoky, M.D., Michel J. Feldman and Chato Abad and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signatures                        Titles                                 Date
         ----------                        ------                                 ----
/s/Allen Chao, Ph.D.              Chairman, Chief Executive Officer           April 3, 1997
-----------------------           and Director (Principal Executive
Allen Chao, Ph.D.                 and Financial Officer)


/s/Melvin Sharoky, M.D.           President and Director                      April 4, 1997
-----------------------
Melvin Sharoky, M.D.





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

    Signatures                             Titles                                 Date
    ----------                             ------                                 ----
/s/ Chato Abad                    Vice President and Corporate               April 2, 1997
-----------------------           Controller (Principal
Chato Abad                        Accounting Officer)


/s/ Michel J. Feldman             Secretary and Director                     April 3, 1997
-----------------------
Michel J. Feldman


/s/ Michael Fedida                Director                                   April 2, 1997
-----------------------
Michael Fedida


/s/ Albert F. Hummel              Director                                   April 3, 1997
-----------------------
Albert F. Hummel


/s/ Alec D. Keith, Ph.D.          Director                                   April 4, 1997
-----------------------
Alec D. Keith, Ph.D.


/s/ Ronald R. Taylor              Director                                   April 2, 1997
-----------------------
Ronald R. Taylor





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
                                 EXHIBIT INDEX


   Exhibit No.                       Description
   -----------                       -----------

        4.1 Registrant's Articles of Incorporation, as amended, filed as Exhibit 3.1 to registrant's Registration Statement on Form S-1, File No. 33-46229, and hereby incorporated by reference.

        4.2               By-Laws of the registrant, as amended, filed as
                          Exhibit 3.2 to registrant's Registration Statement on Form S-1, File No. 33-46229, and hereby incorporated by reference.

        5.1               Opinion of D'Ancona & Pflaum.

       23.1               Consent of Price Waterhouse LLP.

       23.2               Consent of Coopers & Lybrand L.L.P.

       23.3               Consent of Deloitte & Touche LLP.

       23.4               Consent of D'Ancona & Pflaum (contained
                          in Exhibit 5.1).

       24.1 Power of Attorney (included in Signature section of this registration statement).





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